Trammel Investors LLC
Attention:  Frank Wilson
8306 Wilshire Boulevard
Suite 7056
Beverly Hills, California 90211

Donald H. Ayers
c/o 6125 Memorial Drive
Dublin, Ohio 43017

March 18, 1999


e-MedSoft.com
John F. Andrews, President
20750 Ventura Boulevard, Suite 202
Woodland Hills, CA  91364

Sanga e-Health, LLC
John F. Andrews, President
20750 Venture Boulevard, Suite 202
Woodland Hills, CA 91364


     Re:  Loan and Security Agreement

Ladies and Gentlemen:

     Pursuant to the terms and subject to the conditions set forth in this letter agreement (this "Agreement"), Trammel Investors LLC and Donald H. Ayers ("Lenders") hereby agree to make a term loan to e-Medsoft.com, a Nevada corporation ("Borrower"), in the aggregate principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00)(the "Loan"). The breakdown of the Loan among Lenders is set forth in the signature block hereof. All references to $ or Dollars herein shall mean United States dollars. The terms and conditions of the Loan shall be as follows:

     1. Advance of Loan Proceeds. Subject to Borrower's fulfillment of each of the conditions precedent set forth below, Lenders shall advance the proceeds of the Loan (in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00)) to or for the benefit of Borrower precisely in the manner set forth below; provided that the Lenders shall be jointly and severally obligated to advance the full loan proceeds in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) hereunder. The Loan shall be advanced by Lenders to permit the Borrower to purchase all of the outstanding equity securities of the businesses in the United Kingdom referred to as Palm Technologies Holdings Limited (and with it its wholly-owned subsidiary, Relay Systems) on account of the purchase price under the Purchase Agreement (as hereinafter defined) in one disbursement in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) Dollars by wire transfer initiated before 10:05 A.M. Eastern Standard Time on March 19, 1999 (the "Closing Date") to the following account:


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            Name:                   Firstar Bank Milwaukee, NA
            Address:                777 East Wisconsin Ave.
                                    Milwaukee, WI
            Routing Numbers:        075000022
            For Further Credit To:  Firstar Minnesota
            ABA:                    091015224
            Beneficiary:            Oppenheimer, Wolff and Donnelly
            Beneficiary Account:    1070176

The Lenders understand that time is of the essence regarding this advance as Borrower will be unable to close the purchase of the aforesaid shares unless Lenders initiate their $1.5 million wire transfer to the above account prior to 10:05 A.M. Eastern Standard Time on March 19, 1999.

     2. Financing Documents. The Loan shall be evidenced by two promissory notes payable to the order of Lenders in the total principal sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Notes" appended hereto as Exhibit "A"). The principal amount of the Loan and interest thereon, calculated as provided in the Notes, shall be payable as set forth more particularly therein. The two Notes shall be in the amount of $750,000.00 to Donald H. Ayers and $1,000,000 to Trammel Investors, LLC, respectively. As an inducement to Lenders to make the Loan, Borrower shall grant to Trammel Investors LLC and Donald H. Ayers each a warrant to purchase an aggregate amount of two hundred fifty thousand (250,000) shares of Borrower's common stock, $.001 par value per share ("Common Stock") pursuant to the terms and subject to the conditions set forth in the Warrant Agreement (the "Warrant") attached hereto as Exhibit "B". Borrower and Lenders shall enter into Registration Rights Agreements in the form of Exhibit "C" attached hereto (the "Registration Rights Agreements"). Borrower shall cause Sanga e-Health, L.L.C. to transfer one million restricted shares of the Borrower's common stock (the "Shares") each to Trammel Investors LLC and Donald H. Ayers on the Closing. This Agreement, the Note, the Warrants, and the Registration Rights Agreement and each other document executed in connection with the Loan and/or contemplated hereby are hereinafter collectively referred to as the "Financing Documents."

     3. Collateral. As security for the performance of the Borrower's obligations under this Agreement and/or any of the other Financing Documents, the payment of principal and interest under the Loan and the payment of all other liabilities of Borrower to Lenders arising hereunder, under any of the other Financing Documents, or in connection with any of the transactions described herein or therein, whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due to become due or heretofore or hereafter, contracted or acquired (collectively, the "Obligations"), Borrower hereby grants, pledges and assigns to Lenders a security interest in all of Borrower's now owned or hereafter acquired accounts, inventory, equipment, general intangibles, documents, instruments, chattel paper and all other personal property of Borrower, in whatever capacity owned by Borrower, and all proceeds and products of the foregoing including proceeds of proceeds (collectively, the "Collateral"). Borrower will also take such commercially reasonable steps either Lender determines are necessary to perfect and protect such Lender's rights in and to the Collateral including, without limitation, executing and delivering to Lender UCC-1 financing statements and UCC-3 continuation statements and assignments and shall pay the reasonable costs and expenses thereof.

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     4.  Surety.  As an additional inducement to the Lenders to make the Loan to Borrower, Surety shall execute and deliver to Lenders the Surety Agreement, a copy of which is attached hereto as Exhibit D.

     5.  Fees and other Compensation to Lenders.

         (a) As an inducement to Lenders to make the Loan, Borrower shall pay to Lenders the following fees (the "Origination Fees"):

                 Trammel Investors LLC          $150,000
                 Donald H. Ayers                $112,500

which fees shall be deemed fully earned upon the closing and nonrefundable when paid, and issue to Lenders warrants in the form of Exhibit "B" hereto to purchase an aggregate of five hundred thousand (500,000) shares of Common Stock (the "Origination Warrant"). The Origination Fee shall be paid to each Lender in 15 equal payments over the next fifteen months with the first payment due April 19, 1999. In addition, Sanga e-Health LLC shall transfer one million (1,000,000) restricted shares of the Borrower's common stock each to Trammel Investors LLC and Donald H. Ayers on the Closing.

         (b) Borrower represents that other than the fees expressly payable pursuant to this Agreement, no party is entitled to any finders, brokers or similar fees or commissions as a result of the transactions contemplated hereby.

     6. Conditions Precedent. The obligation of Lenders to make the Loan is subject to (a) Borrower's duly executing and/or delivering (or causing to be executed and/or delivered) each of the following (all documents to be in form and substance satisfactory to Lenders and its counsel):

         (i)  This Agreement,

         (ii)  the Note,

         (iii)  the Warrant,

         (iv)  the Registration Rights Agreement,

         (v)  the Surety Agreement

         (vi) A certified copy of the resolutions of the board of directors of each of Borrower and Surety, dated as of the Closing Date, authorizing the execution, delivery and performance of this Agreement (in the case of Borrower) and the other Financing Documents to which it is a party;

         (vii) The written opinion of Borrower's and Surety's counsel dated as of the Closing Date covering the matters listed on Exhibit "E" attached hereto; and

         (viii) each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement; and

     7. Conditions Subsequent. Within fifteen (15) days after the Closing Date, Borrower shall deliver to Lender each of the following (all documents to be in form and substance satisfactory to Lender and its counselor).

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         (a)  Certified copies of the Articles or Certificate of Incorporation and Bylaws of each of Borrower and Surety, in each case with all amendments thereto;

         (b) The certificate of the corporate secretary of each of Borrower and Surety as to the incumbency and specimen signatures of the officers of Borrower and Surety executing this Agreement (in the case of Borrower) and the other Financing Documents to which it is a party;

         (c) A certificate, as of the most recent date practicable, of the Secretary of State of each of Borrower's and Surety's state of formation as to the good standing or subsistence (as applicable) of Borrower and Surety in such state; and

         (d) Such other instruments, documents and agreements as Lender may reasonably request.

         (e) The written opinion of Borrower's and Surety's counsel dated as of the Closing Date covering such matters as are normally covered in such opinions, including, without limitation, due authorization, corporate good standing, execution and delivery, legal, valid and binding opinion. Such opinion shall be in a form satisfactory to the Lender and if such is not completed within the period set out herein Borrower shall be immediately deemed in default hereunder.

     8. Representations. To induce Lenders to make the Loan, Borrower hereby represents and warrants to the Lenders that at and as of the date hereof:

         (a) Borrower is a corporation duly organized under laws of Nevada and Borrower is qualified to do business and in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires that it be so qualified, except where the failure so to qualify would not have a material adverse effect on the business, assets or financial condition of the Borrower, as the case may be, and has complied in all material respects with all laws applicable to the conduct of its business as presently conducted;

         (b) Each of Borrower and Surety has organizational authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver, and perform this Agreement and the other Financing Documents to which it is a party and the transactions contemplated hereby and thereby;

         (c) Such execution, delivery, and performance will not contravene, or constitute a default under or result in a lien upon assets of Borrower or Surety pursuant to, any applicable law or regulation, any charter document of Borrower or Surety, or any contract, agreement or other instrument or any judgment, order or decree, binding upon or affecting Borrower or Surety or their respective properties which default or lien would have a material adverse effect on Borrower's or Surety's business, assets or financial condition;

         (d) Each of the Financing Documents to which Borrower or Surety is a party constitutes the legal, valid, and binding obligations of Borrower or Surety, as the case may be, enforceable in accordance with their respective terms, except to the extent the enforceability thereof may be limited by

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
applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether enforcement is sought in an action at law or a proceeding in equity;

         (e) Except as previously disclosed to Lenders in writing, there is no action, suit, or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or Surety or their respective properties that might adversely affect Borrower or Surety in any material respect;

         (f) Neither Borrower nor Surety is in default, breach or violation of any instrument, document or agreement to which Borrower is a party which default, breach or violation could have a material adverse affect on Borrower's or Surety's business, property, operations or prospects.

         (g) Borrower has furnished Lenders with balance sheets and income statements as requested by Lenders which fairly present the financial position and results of operations of Borrower as of the dates and for the periods covered thereby, subject, in the case of interim statements, to normal year-end audit adjustments;

         (h) Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940;

         (i) The authorized capital stock of Borrower consists of one hundred million (100,000,000) shares of Common Stock, of which fifty-one million seven hundred seventy-one thousand four hundred seventy (51,771,470) shares are issued and outstanding. All issued shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. Except for the warrants, options and convertible securities set forth on Schedule 8(j), there are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which Borrower is a party or by which it is otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, or authorized and unissued of Borrower's Common Stock. All of such options, warrants, rights, puts, calls, commitment, conversion rights, were duly authorized;

         (j) All tax returns required to have been filed by Borrower have been filed, there is no proposed material tax assessment or liability against Borrower or its property, and no extension of time for the assessment of any tax of Borrower is in effect or has been requested, except, in each case, as disclosed in financial statements previously furnished to Lenders; and

         (k) The proceeds of the Loan shall be used by Borrower solely for the purpose of funding Borrower's purchase of all of the outstanding equity securities of the businesses in the United Kingdom referred to as Palm Technologies Holdings Limited and with it its wholly-owned subsidiary, Relay Systems.

         (l) Borrower represents and warrants that it has access to and custody and control over the sum of at least $690,072 so that Borrower may and shall initiate a wire transfer to the Account set out in Section 1 above at the opening of business on March 19, 1999.

     9. Affirmative Covenants. So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will:

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         (a)  Maintain accurate books and records in accordance with generally accepted accounting principles ("GAAP"), and permit inspection of same and any properties of Borrower by Lenders during normal business hours at Lenders' request and permit Lenders to make abstracts and copies of Borrower's books and records;

         (b) Furnish to Lenders such monthly financial statements and information, in form satisfactory to Lenders, as Lenders may from time to time reasonably request;

         (c) Maintain in form, with companies reasonably acceptable to Lenders and with Lenders named third loss payee, adequate fire with extended coverage and public liability insurance in amounts customarily carried by others engaged in a like or similar business and operating in similar markets and similar geographic locations and such additional insurance as Lenders from time to time may reasonably require, and upon demand, within a commercially reasonable time deliver to Lenders the policies concerned or a schedule of all insurance in force;

         (d) Discharge all liens and pay all taxes, assessments, and other governmental charges imposed on the assets of or assessed against Borrower;

         (e) Promptly notify Lenders of the occurrence of an Event of Default or of any event which, with the giving of notice and/or the passage of time would constitute an Event of Default; and

         (f) Promptly reimburse Lenders for all reasonable expenses, including the fees and expenses of legal counsel for Lenders, incurred in connection with the preparation, negotiation, amendment, modification or enforcement of this Agreement and the other Financing Documents and the Note.

     10. Negative Covenants. So long as any part of the indebtedness contemplated hereby shall remain unpaid Borrower will not, directly or indirectly, without the prior written consent of Lenders:

         (a) Create or permit to exist against any of Borrower's assets, now or hereafter acquired, any lien other than liens approved by in writing and Permitted Liens. For the purposes of this Agreement and the other Financing Documents, "Permitted Liens" means:

              (i) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on Borrower's books;

              (ii) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on Borrower's books;

              (iii) judgment liens in existence less than 30 days after the entry thereof;

              (iv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower taken as a whole; and

                                    6
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
              (v) any interest or title of a lessor secured by a lessor's interest under any lease.

         (b) Sell, assign, transfer, or dispose of any of its accounts receivable or any substantial portion of its other assets other than the disposition in the ordinary course of business of assets which are obsolete or have no remaining useful life;

         (c) Become liable in any manner for the debts or obligations of others, except in the ordinary course of business as currently conducted;

         (d)  Make loans or advances of credit to others;

         (e) Engage in any business other than that in which it is currently engaged and businesses related thereto;

         (f) Repay the principal or interest on the Notes to the respective Lenders in any fashion other than dollar for dollar, which means that for each dollar that is paid pursuant to the Note to Trammel Investors LLC, the Borrower shall pay the same amount pursuant to the Note to Donald H. Ayers and, accordingly, all principal amounts owing under the Note to Donald H. Ayers shall be paid in full before the final $250,000 in principal is paid on the Note to Trammel Investors LLC; or

         (g) Without limiting the restrictions set forth elsewhere herein, receive debt or equity financing within one year after the Closing Date upon terms and conditions that are more favorable to the lender or investor providing such financing than the terms and conditions in favor of Lenders hereunder.

     11. Events of Default; Remedies. Upon the occurrence of any of the following (each, an "Event of Default"):

         (a) Failure by Borrower to make any payment of principal or interest on the Note when due;

         (b) Failure by Borrower to observe or perform any covenant, other term or provision of this Agreement, the Note or any other Financing Document within five (5) business days of the earlier of Borrower's knowledge of such failure and receipt by Borrower of written notice from the Lenders of such failure;

         (c) Any representation made by or on behalf of Borrower or Surety in this Agreement, the Note or any Financing Document shall be inaccurate in any material respect;

         (d) Borrower shall admit in writing its inability to pay its debts as they become due or shall become insolvent (however evidenced) or there shall be commenced any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceedings by or against Borrower, and, if such case or proceeding is not commenced by Borrower, or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by Borrower, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, or Borrower shall dissolve or terminate its existence;

                                    7
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         (e)  The making of demand by any lender or other creditor of Borrower for payment of any indebtedness of Borrower for borrowed money, which is payable upon demand, or the acceleration of the maturity of any indebtedness of Borrower for borrowed money upon default by Borrower, in each case in a principal amount in excess of Twenty-Five Thousand ($25,000.00) Dollars; or

         (f) Entry of any judgment against Borrower which, to the extent not covered by insurance, equals or exceeds Twenty-Five Thousand ($25,000.00) Dollars and within thirty (30) days from the date of entry, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged;

         THEN,

         Either Lender may, at its election and without demand or notice of any kind, each of which are hereby waived by Borrower, declare the unpaid balance of their respective Note and the accrued interest thereon, immediately due and payable, proceed to collect the same and exercise any and all other rights, powers and remedies given it by this Agreement, the Note, the Surety Agreement, or any other financing document or otherwise available at law or in equity.

     12. Miscellaneous.

         (a) The representations and warranties of Borrower contained herein shall survive the making of the Loan and shall remain effective until all indebtedness contemplated hereby shall have been paid by Borrower in full.

         (b) This Agreement shall be governed and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio. Borrower irrevocably consents to the jurisdiction of the courts located in Columbus, Ohio, or Los Angeles, California in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Borrower agrees that service of process upon Borrower mailed by first class mail shall be deemed in every respect effective service of process upon Borrower in any such suit or proceeding. Nothing herein shall affect the Lenders' right to serve process in any other manner permitted by law. Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (c) Any forbearance, failure, or delay by Lenders in exercising any right, power, or remedy on behalf of Lenders shall not preclude the further exercise thereof, and all of Lenders' rights, powers, and remedies shall continue in full force and effect until specifically waived by Lenders.

         (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

         (e) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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         (f)  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (g) Borrower shall reimburse Lenders, on demand, for all fees and costs incurred by Lenders (including fees and costs of Lenders' counsel) in connection with the drafting, negotiation and closing of the Financing Documents and the enforcement of Lenders' rights and remedies thereunder.

         (h) This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. There have been no oral agreements of any kind pertaining to the topic herein set out. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         (i) Any notices, demands or waivers required or permitted to be given under the terms of this Agreement shall be in writing and sent by mail or delivered personally or by courier and shall be effective five business days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

              If to Borrower:

                   e-MedSoft.com
                   20750 Ventura Boulevard, Suite 202
                   Woodland Hills, California  91364
                   Attn:  John F. Andrews, President

              With a copy to:

                   Krys Boyle Freedman & Sawyer, P.C.
                   Dominion Plaza, Suite 2700 South Tower
                   600 Seventeenth Street
                   Denver, Colorado  80202
                   Attn:  Jon D. Sawyer, President

             If to Lenders:

                   Trammel Investors LLC
                   8306 Wilshire Boulevard
                   Suite 7056
                   Beverly Hills, California 90211

                   Donald H. Ayers
                   c/o 6125 Memorial Drive
                   Dublin, Ohio 43017

             With a copy to:

                   Purcell & Scott, L.P.A.
                   6035 Memorial Drive
                   Dublin, Ohio  43017
                   Attn:  Timothy J. Kincaid

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Each party shall provide notice to the other party of any change in address, such notice to become effective upon receipt.

         (j) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lenders. Notwithstanding the foregoing, Lenders and Lenders may assign their respective rights hereunder to any other Lender, without the consent of Borrower, provided, however, nothing herein shall be construed to limit Lenders' right to dispose of the Collateral upon the occurrence and during the continuance of an Event of Default by way of assignment, sale or other means of conveyance to a third party including, without limitation, a competitor of Borrower.

         (k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, provided, however, notwithstanding the foregoing, ZSC shall be deemed a third party beneficiary solely with respect to the Origination Fee and the Origination Warrant.

Very truly yours,

TRAMMEL INVESTORS LLC               DONALD H. AYERS
$1,000,000                          $750,000


By:/s/ Tracy Hampton                /s/ Donald H. Ayers
Its: Manager

By executing the appropriate signature line below, Borrower, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date appearing opposite such party's signature.

                                    BORROWER:

                                    e-Medsoft.com


Date: 3/18/99                       By: /s/ John F. Andrews
                                    Name:  John F. Andrews
                                    Title:  Chief Executive Officer

By its signature below, Sanga e-Health, L.L.C. agrees to transfer one million restricted shares of the Borrower's common stock (the "Shares") each to Trammel Investors LLC and Donald H. Ayers on the Closing, as described in Sections 2 and 5(a) of the foregoing Agreement.

SANGA e-HEALTH, L.L.C.


By: /s/ Mitchell J. Stein
Name:  Mitchell J. Stein
Title:  Chairman


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